UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2008

Analogic Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-326-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2008, Analogic Corporation (the "Company") entered into a shares purchase agreement (the "Shares Purchase Agreement") with Chonqing Anke Medical Equipment Co. ("CA") pursuant to which the Company agreed to sell to CA 19.645% of its existing 44.645% equity interest (the "Shares Transfer") in Shenzhen Anke High Tech Co. Ltd ("SAHCO"), located in the People’s Republic of China, for an aggregate cash consideration of US $2,000,000 (the "Shares Consideration"). Upon conclusion of the transaction, Analogic will hold a 25% equity interest in SAHCO. The Company had previously determined that its investment in SAHCO was impaired; and in the quarter ended January 31, 2006, the Company wrote off the residual net book value of its equity interest.

Also on January 30, the parties entered into certain ancillary agreements (the "Ancillary Agreements"), including a debts repayment agreement (the "Debts Repayment Agreement") and a termination agreement (the "Termination Agreement"). The Shares Purchase Agreement also contemplates that the parties will enter into certain agreements relating to an equity joint venture (the "EJV Agreements") for the purpose of allocating certain Chinese trademark rights.

The Debts Repayment Agreement relates to the repayment of approximately $643,000 in outstanding debt (the "Outstanding Debt") owed by SAHCO to the Company. The Company had previously determined that $750,000 in receivables due from SAHCO were impaired. Accordingly, in the quarter ended January 31, 2006, the Company recorded an impairment charge in the amount of $750,000. Subsequent to recording the impairment charge, the Company collected approximately $107,000 of the original receivable due from SAHCO. The Outstanding Debt has now been paid in full. The Company currently intends to resume delivery of certain products to SAHCO, which deliveries had previously been suspended.

The Termination Agreement terminates certain prior agreements between SAHCO and the Company, including a non-competition agreement relating to the Company’s activities in China.

Completion of the Shares Transfer and payment of the Shares Consideration is subject to certain conditions precedent, including Chinese government approvals. The Shares Purchase Agreement and the Ancillary Agreements were executed in English; SAHCO and CA have agreed to use their best efforts out to cause the translation and execution of Chinese versions thereof, as applicable.

The terms of the Shares Purchase Agreement, the Ancillary Agreements, and the EJV Agreements were determined on the basis of arms-length negotiations. To the best knowledge of the Company, neither the Company nor any of its affiliates, any director or officer of the Company, or any associate of any such director or officer, had any material relationship with SAHCO or CA.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Shares Purchase Agreement and the Termination Agreement, which are filed with this report as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

February 5, 2008	By:	/s/ John J. Fry

Name: John J. Fry
Title: Vice President, General Counsel, and Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Shares Purchase Agreement dated as of January 30, 2008, between Analogic Corporation and Chonqing Anke Medical Equipment Co.
2.2	Termination Agreement between Analogic Corporation and Shenzhen Anke High-Tech Company Limited